UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 6, 2022
(Date of earliest event reported)
APPLIED BLOCKCHAIN, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01    Entry into a Material Definitive Agreement

On June 6, 2022, Applied Blockchain, Inc. (the “Company”) entered into a letter agreement (the “Letter”) with Xsquared Holding Limited (“SparkPool”). The Letter relates to the Services Agreement dated March 19, 2021 by and among the Company, GMR Limited, SparkPool and Valuefinder (the “Agreement”), which provides that SparkPool provide certain services to the Company during the term thereof, and that the Company compensate SparkPool therefor with 7,440,148 shares (the “Shares”)[1] of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Letter, in light of the fact that SparkPool has ceased operations and is no longer in a position to provide services to the Company during the remainder of the term of the Agreement, SparkPool has forfeited and returned to the Company for cancellation 4,965,432 of the Shares.
A copy of the Letter is attached as Exhibit 10.1 hereto and incorporated herein by reference.

[1] Such number of shares reflects a 1-for-6 reverse split of the Common Stock effected on April 12, 2022. The original number of Shares issued was 44,640,889.

Item 9.01    Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 8, 2022.
10.1	Letter between Applied Blockchain, Inc. and Xsquared Holding Limited dated June 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: June 9, 2022

By:	/s/ David Rench
Name:	David Rench
Title:	Chief Financial Officer
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